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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                      CONTACT:

CompX International Inc.                    David A. Bowers
Three Lincoln Centre                        Chief Executive Officer
5430 LBJ Freeway, Suite 1700                Tel.:  864.286.1122
Dallas, Texas  75240-2697


                    COMPX DECLARES REGULAR QUARTERLY DIVIDEND


     DALLAS,  TEXAS . . . October 31, 2006 . . . CompX International Inc. (NYSE:
CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on December 26, 2006 to stockholders of record at the close of business on December 8, 2006.

     CompX is a leading manufacturer of security products, furniture components and performance marine components.

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